EXHIBIT 23.3

     The consents below were issued by Arthur Andersen LLP in connection with our Forms 10-K for the years ended December 31, 2000, and 2001. After reasonable efforts, we have been unable to obtain the written consent of Arthur Andersen LLP to our naming it in this document as having certified our financial statements for the years ended December 31, 2000, and 2001. Accordingly, you will not be able to sue Arthur Andersen LLP pursuant to Section 18 of the Securities Exchange Act of 1934 and therefore your right of recovery under that section may be limited as a result of the lack of consent.

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation our report incorporated by reference in this Form 10-K, into the Company’s previously filed Registration Statements Nos. 333-81494 and 33-75648.

/s/ Arthur Andersen LLP

Minneapolis, Minnesota
March 25, 2002

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 19, 2001 incorporated by reference in this Form 10-K, included in Form S-8 dated February 23, 1994.

/s/ Arthur Andersen LLP

Minneapolis, Minnesota
March 28, 2001